As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

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METROCALL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(Jurisdiction of incorporation or organization)

54-1215634
(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia 22306
(Address of principal executive offices)

Metrocall Holdings, Inc. 2003 Stock Option Plan
(Full title of Plan)

George Z. Moratis, CFO
Metrocall Holdings, Inc.
6677 Richmond Highway
Alexandria, VA 22306

(Name, address and telephone number, including area code, of agent for service)

_____________________

Copies to: André Weiss, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
(212) 756-2000
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CALCULATION OF REGISTRATION FEE

			Proposed maximum
	Amount to be	Proposed maximum	aggregate offering	Amount of
Title of securities to be registered	registered	offering price per share	price	registration fee

Common Stock, par value $0.01, of Metrocall Holdings, Inc.	12,000 (1)	$2.83 (2)	$33,960 (2)	$2.75 (2)

     (1) Represents number of additional shares authorized for issuance under the Metrocall Holdings, Inc. 2003 Stock Option Plan.

     (2) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the registration fee are based on the exercise price for the options granted under the Metrocall Holdings, Inc. 2003 Stock Option Plan.

PART II

Incorporation of Documents by Reference of Earlier Registration Statement

     This Registration Statement is being filed by Metrocall Holdings, Inc.. (the “Company”) to register 12,000 additional shares of Common Stock for issuance under the Metrocall Holdings, Inc. 2003 Stock Option Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 12, 2003 (Registration Number 333-106044) are incorporated by reference into this Registration Statement.

Item 8. Exhibits

4.1	Metrocall Holdings, Inc. 2003 Stock Option Plan, as amended effective September 24, 2003+

5.1	Opinion of Schulte Roth & Zabel LLP+

23.1	Consent of Ernst & Young LLP+

23.2	Statement regarding Predecessor Auditor Arthur Andersen, LLP (a)

23.3	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

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(+)	Filed herewith.

(a)	Omitted pursuant to Rule 437a. The consolidated financial statements of the Registrant as of December 31, 2001 and for the years ended December 31, 2001 and 2000 incorporated in this Registration Statement by reference have been audited by Arthur Andersen LLP, independent public accountants (“AA”). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated in this Registration Statement by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on this 2nd day of October, 2003.

METROCALL HOLDINGS, INC.

By: /s/ George Z. Moratis

George Z. Moratis
Executive Vice President, Chief Financial Officer, and Treasurer

POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby appoint Vincent D. Kelly and George Z. Moratis, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 2nd day of October, 2003.

Name, Signature and Title

/s/ Vincent D. Kelly
Vincent D. Kelly
Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ George Z. Moratis
George Z. Moratis
Executive Vice President, Chief Financial Officer, and Treasurer
(principal financial and accounting officer)

/s/ Royce Yudkoff

Royce Yudkoff
Chairman of the Board of Directors

/s/ Eugene I. Davis

Eugene I. Davis
Director

/s/ Nicholas Gallopo

Nicholas Gallopo
Director

/s/ David J. Leonard
David J. Leonard
Director

/s/ Brian O’Reilly

Brian O’Reilly
Director

/s/ Steven D. Scheiwe

Steven D. Scheiwe
Director